    As filed with the Securities and Exchange Commission on August 2, 1995
                             Registration No. 33-

                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D. C. 20549

                                --------------

                                   FORM S-3
                            REGISTRATION STATEMENT
                                    Under
                          The Securities Act of 1933

                                --------------

                                  RPM, INC.
- -------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)

                                     Ohio
- -------------------------------------------------------------------------------
        (State or other jurisdiction of incorporation or organization)

                                  34-6550857
- -------------------------------------------------------------------------------
                     (I.R.S. Employer Identification No.)

      2628 Pearl Road, P.O. Box 777, Medina, Ohio  44258 (216) 273-5090
- -------------------------------------------------------------------------------
 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                Copy to:
         Thomas C. Sullivan               William A. Papenbrock, Esq.
         RPM, INC.                        Calfee, Halter & Griswold
         P. O. Box 777                    1400 McDonald Investment Center
         Medina, Ohio 44258               800 Superior Avenue
         (216) 273-5090                   Cleveland, Ohio  44114
                                          (216) 622-8200

         (Name, address, including zip code,
         and telephone number, including area
         code, of agent for service)

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of the Registration Statement and after compliance with applicable state and federal laws.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / __________

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for he same offering. / / __________

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                        CALCULATION OF REGISTRATION FEE

         =============================================================================================================
                Title of                                    Proposed              Proposed
              each class of                                  maximum               maximum
               securities              Amount               offering              aggregate             Amount of
                  to be                 to be               price per             offering            registration
               registered            registered             share (1)             price (1)                fee
         -------------------------------------------------------------------------------------------------------------
           Common Shares,
           without par value      3,200,000 shares          $20.4375            $65,400,000             $22,552
         =============================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c).

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

***************************************************************************
*                                                                         *
*  INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT.    *
*  A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED   *
*  WITH THE SECURITIES AND EXCHANGE COMMISSION.  THESE SECURITIES MAY     *
*  NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE    *
*  REGISTRATION STATEMENT BECOMES EFFECTIVE.  THIS PROSPECTUS SHALL NOT   *
*  CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY     *
*  NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH  *
*  SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO            *
*  REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH    *
*  STATE.                                                                 *
*                                                                         *
***************************************************************************


                  Subject to Completion, Dated August 2, 1995



PROSPECTUS
- ----------
                                   RPM, INC.
                                   3,200,000
                                 COMMON SHARES
                              (without par value)




                 This Prospectus relates to the offer and sale of 3,200,000 Common Shares, without par value (the "Common Shares"), of RPM, Inc., an Ohio corporation (the "Company"). All of the Common Shares being registered may be offered and sold from time to time by certain selling shareholders of the Company. See "Selling Shareholders" and "Manner of Offering." The Company will not receive any proceeds from the sale of the Common Shares.

                 The Company's Common Shares are traded on the NASDAQ Stock Market under the symbol "RPOW." On July 31, 1995 the last reported sale price for the Common Shares was $20.625 per share.


                      -----------------------------------


                 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                      -----------------------------------



                 No person has been authorized to give any information or to make any representations other than those contained in this Prospectus (including the material incorporated herein by reference) and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or by any other person deemed to be an underwriter. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy the shares covered by this Prospectus by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so to anyone to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in the affairs of the Company since the date hereof.



                      -----------------------------------



               The date of this Prospectus is _________ __, 1995

                                  THE COMPANY

                 RPM, Inc., an Ohio corporation, has its principal executive offices at 2628 Pearl Road, P.O. Box 777, Medina, Ohio 44258, and its telephone number is (216) 273-5090. As used in this Prospectus, the "Company" shall refer to RPM, Inc. and its consolidated subsidiaries, unless the context indicates otherwise.

                             CURRENT DEVELOPMENTS
                             --------------------

         7% Senior Notes Due 2005. On June 20, 1995 the Company sold $150 million aggregate principal amount of 7.0% Senior Notes Due 2005 (the "Notes") pursuant to a Purchase Agreement, dated as of June 15, 1995 (the "Purchase Agreement"), by and among the Company, and Chase Securities, Inc. and Bear, Stearns & Co., Inc. (the "Initial Purchasers"). The Initial Purchasers resold the Notes in transactions not requiring registration under the Securities Act of 1933, as amended (the "Securities Act"). Pursuant to the terms of the Purchase Agreement the Company is obligated to undertake a registered exchange offer for of the Notes under the Securities Act and complete such offer by November 1995.

         Acquisition of Narragansett/DSI Acquisition Co., Inc. On July 24, 1995, the Company entered into a Plan and Agreement of Merger (the "Merger Agreement") with Narragansett/DSI Acquisition Co., Inc., a Delaware corporation ("NDSI"), and NDSI's securityholders. Pursuant to the Merger Agreement the Company agreed to acquire NDSI through the merger (the "Merger") of the Company's wholly owned subsidiary, RPM of Delaware, Inc., a Delaware corporation, with and into NDSI, whereby NDSI would become a wholly owned subsidiary of the Company. The completion of the Merger is subject to customary conditions, including applicable governmental approvals, and the concurrent effectiveness of this Registration Statement under the Securities Act.

         NDSI is a non-operating holding company with one direct wholly owned operating subsidiary, Dryvit Systems, Inc., a Rhode Island corporation ("Dryvit"). Dryvit manufactures, distributes and markets insulated, exterior wall materials which are used in both new and retrofit construction. For further information regarding NDSI and certain of its securityholders, see "Selling Shareholders."

                             AVAILABLE INFORMATION

                 The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission") which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Such reports, proxy statements and other information filed by the Company are also available for inspection and copying at the regional offices of the Commission located at: 500 West Madison Street, Chicago, Illinois 60661; and at Seven World Trade Center, 13th Floor, New York, New York 10007. Copies of such material may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 upon payment of prescribed rates.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

                 The Company will provide, without charge, to each person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the information that has been incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the Prospectus incorporates). Such request should be directed to Paul A. Granzier, Esq., Secretary, RPM, Inc., 2628 Pearl Road, P.O. Box 777, Medina, Ohio 44258, telephone (216) 273-5090.

                 The Company hereby incorporates the following documents in this Prospectus by reference: (a) the Company's Annual Report on Form 10-K for the fiscal year ended May 31, 1994; (b) the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended August 31, 1994, November 30, 1994 and February 28, 1995; (c) the Company's Current Report on Form 8-K dated June 28, 1994 (as amended by the Company's Current Report on Form 8-K/A dated September 9, 1994); and (d) the Company's Current Report on Form 8-K dated July 24, 1995.

                 All documents subsequently filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

                             SELLING SHAREHOLDERS

                 The Common Shares covered by this Prospectus are being offered and sold by the persons listed below (the "Selling Shareholders"). The Company intends to issue such Common Shares to the Selling Shareholders in connection with the consummation of the Merger. In connection therewith, the Selling Shareholders will be receiving an aggregate of 3,200,000 Common Shares. The 3,200,000 Common Shares owned by the Selling Shareholders represent all of the Common Shares presently owned by them.

                 The following table shows as to each Selling Shareholder the number of Common Shares owned by each Selling Shareholder prior to this offering and the number of Common Shares being registered hereby:

                                                                    Shares                 Number
                                                                    owned                  of                   Number of
                                                                    prior to               Shares               Shares owned
Name                                                                offering               registered           after offering
- ----                                                                --------               ----------           --------------
Narragansett Capital Partners-A, L.P. . . . . . . . . . .          1,161,971                1,161,971                 0
Narragansett Capital Partners-B, L.P. . . . . . . . . . .            497,987                  497,987                 0
Richard J. Ramsden  . . . . . . . . . . . . . . . . . . .             41,499                   41,499                 0
Dennis M. Dallman . . . . . . . . . . . . . . . . . . . .            172,912                  172,912                 0
Vincent Tamburrini  . . . . . . . . . . . . . . . . . . .            172,912                  172,912                 0
Paul H. Hill  . . . . . . . . . . . . . . . . . . . . . .            172,912                  172,912                 0
General Electric Capital Corporation  . . . . . . . . . .            606,316                  606,316                 0
Wesley M. Dixon, Jr.  . . . . . . . . . . . . . . . . . .            124,497                  124,497                 0
William L. Searle . . . . . . . . . . . . . . . . . . . .            124,497                  124,497                 0
Daniel C. Searle  . . . . . . . . . . . . . . . . . . . .            124,497                  124,497                 0
                                                                     -------                  -------           -------


                                  Total . . . . . . . . .          3,200,000                3,200,000                 0
                                                                   =========                =========           =======

Merger Agreement
- ----------------

                 Under the terms of the Merger Agreement, the Company has agreed to use its best efforts to file a registration statement with respect to the potential resale of the 3,200,000 Common Shares and to maintain the effectiveness of such registration statement for a period of 36 months from the date of this Prospectus. All of the registration and qualification fees, printing and accounting fees, and fees and disbursements of the Company's legal counsel incurred in connection with the registration of the Common Shares will be paid by the Company; provided, however, that any underwriters' discounts and commissions and brokerage or dealer commissions will be borne by the Selling Shareholders. The 3,200,000 Common Shares may be offered and sold from time to time within such 36-month period as determined by the Selling Shareholders.

                              MANNER OF OFFERING

                 Sales may be made by the Selling Shareholders, or, subject to applicable law, by pledgees, donees, transferees or other successors in interest, in the over-the-counter market or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The shares may be sold by one or more of the following: (a) a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; and (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, brokers or dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from Selling Shareholders in amounts to be negotiated immediately prior to sale. Such brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.

                 The Company has advised the Selling Shareholders of their obligations under the Exchange Act to avoid market manipulation of the Common Shares (including, without limitation, their obligation not to purchase or solicit purchases by others of any of the Common Shares during the two business days preceding the commencement of any offers or sales of the Common Shares by any of the Selling Shareholders) until the offering pursuant to this Prospectus by all Selling Shareholders has been completed.

                 The Company also has advised the Selling Shareholders of their obligations under the Securities Act to deliver copies of this Prospectus to any purchaser of their Common Shares.

                         DESCRIPTION OF COMMON SHARES

                 The following summary contains certain information regarding the Company's Common Shares. This information is qualified in its entirety by reference to the Company's Amended Articles of Incorporation, as amended (the "Amended Articles"), and Chapter 1701 of the Ohio Revised Code.

                 The Company is incorporated under the laws of the State of Ohio and its authorized capital stock consists of 100,000,000 Common Shares, without par value. There were 56,957,000 shares outstanding as of May 31, 1995. All of the Common Shares of the Company to be sold by the Selling Shareholders have been duly authorized and validly issued, and are fully paid and nonassessable. Dividends, which may be declared at the discretion of the Board of Directors of the Company, must be paid equally on all issued and outstanding Common Shares out of funds legally available therefor. Upon liquidation, any excess net assets after all payments of debts and costs must be paid to shareholders in proportion to the number of Common Shares held. The Common Shares are not subject to preemptive rights, conversion rights, redemption provisions or sinking fund provisions.

                 The holder of each Common Share is entitled to one vote on all matters submitted to shareholders generally, except that shareholders have the right to cumulate their votes for the election of Directors as permitted by Ohio law. The Board of Directors is divided into three Classes with the term of office of one of such Classes expiring in each year. At each Annual Meeting of Shareholders the successors to the Directors of the Class whose term is expiring at that time are elected to hold office for a term of three years. Classification of the Board of Directors increases the number of Common Shares necessary under cumulative voting to elect a Director in any given year. Subject to the provisions of Articles Seventh and Eighth of the Company's Amended Articles, as hereinafter summarized, all matters submitted to a vote of shareholders are determined by a vote of the holders of a majority of the outstanding shares entitled to vote thereon present in person or by proxy at a meeting at which the vote was taken.

                 Article Seventh of the Company's Amended Articles provides, in essence, that proposals (i) with respect to a merger, consolidation or acquisition wherein the existing shareholders of the Company would hold less than two-thirds of the voting power of the Company, or of the surviving or new corporation, immediately after consummation of the transaction, and (ii) with respect to a sale of substantially all of the assets of the Company, both require adoption or approval by holders of shares representing two-thirds of the voting power of the Company.

                 Article Eighth of the Company's Amended Articles provides, in essence, that the affirmative vote of the holders of shares representing at least 80% of the voting power of the Company is required to effect a merger, consolidation, sale, lease or exchange of substantially all of the assets of the Company where the other party to the transaction, including its "affiliates" and "associated persons," as defined, is a holder, directly or indirectly, of 5% or more of the outstanding shares of any class of the Company entitled to vote at a meeting called to consider such a proposed transaction, as of the record date used to determine the shareholders entitled to vote upon such transaction. The Board of Directors, acting in good faith, shall make a conclusive determination as to whether the proposed transaction requires an 80% vote of shareholders. The requirement for approval by an 80% vote shall not be applicable to proposals which received the formal approval of the Board of Directors of the Company prior to the acquisition of the 5% share interest by the other party, provided that with respect to any proposed transaction as to which the 80% voting requirement would otherwise be applicable there also has been a disclosure to all shareholders of any inducements in connection with the proposed transaction offered to officers and Directors of the Company which are not extended to all shareholders.

Ohio Law
- --------
                 As an Ohio corporation, the Company is subject to certain provisions of Ohio law which may discourage or render more difficult an unsolicited takeover of the Company. Among these are provisions that (i) prohibit certain mergers, sales of assets, issuances or purchases of securities, liquidation or dissolution, or reclassifications of the then outstanding shares of an Ohio corporation involving certain holders of stock representing 10% or more of the voting power, unless such transactions are either approved by the Directors in office prior to the 10% shareholder becoming such or involve a 10% shareholder which has been such for at least three years and certain requirements related to the price and form of consideration to be received by shareholders are met; and (ii) provide Ohio corporations with the right to recover profits realized under certain circumstances by persons engaged in "greenmailing" or who otherwise sell securities of a corporation within 18 months of proposing to acquire such corporation.

                 In addition, pursuant to Section 1701.831 of the Ohio Revised Code, the purchase of certain levels of voting power of the Company (one-fifth or more, one-third or more, or a majority) can be made only with the prior authorization of the holders of shares representing at least a majority of the total voting power of the Company and the separate prior authorization of the holders of shares representing at least a majority of the voting power held by shareholders other than the proposed purchaser, officers of the Company and Directors of the Company who are also employees.


                              VALIDITY OF SHARES

                 The validity of the Common Shares offered hereby will be passed upon by Calfee, Halter & Griswold, 1400 McDonald Investment Center, 800 Superior Avenue, Cleveland, Ohio 44114-2688. William A. Papenbrock, Esq., a partner of Calfee, Halter & Griswold, is a Director of the Company and as of May 31, 1995 beneficially owned 8,907 Common Shares of the Company.

                                    EXPERTS

                 The consolidated financial statements of the Company included in its Annual Report on Form 10-K for the fiscal year ended May 31, 1994 have been examined by Ciulla Stephens & Co., independent public accountants, as set forth in their report included therein and incorporated herein by reference. The consolidated financial statements of Rust-Oleum Corporation for the fiscal year ended October 31, 1993 included in the Company's Current Report on Form 8-K dated June 28, 1994 (as amended September 9, 1994) have been examined by KPMG Peat Marwick LLP, independent public accountants, as set forth in their report included therein and incorporated herein by reference. The consolidated financial statements of NDSI for the fiscal year ended December 31, 1994 included in the Company's Current Report Form 8-K dated July 24, 1995 have been examined by KPMG Peat Marwick LLP, independent public accountants, as set forth in their report therein and incorporated herein by reference. The report of KPMG Peat Marwick LLP covering the December 31, 1994 financial statements of NDSI contains an explanatory paragraph that states that NDSI's wholly owned subsidiary, Dryvit Systems, Inc., has experienced rust related warranty expense arising from prior years sales. No reasonable estimate of unreported claims could be made at December 31, 1994 and accordingly, the financial statements do not include any adjustments relating to the outcome of this uncertainty. The consolidated financial statements referred to above are incorporated herein by reference in reliance upon such reports and upon the authority of such firms as experts in accounting and auditing.

               PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS.

Item 14.         Other Expenses of Issuance and Distribution.
                 --------------------------------------------

                 The following table sets forth the estimated expenses payable by the Registrant in connection with the sale and distribution of the Common Shares registered hereby:

                 SEC Registration Fee . . . . . . . . . . . . . . . . . . . . .          $    22,552
                 Fees and Expenses of Counsel . . . . . . . . . . . . . . . .                  7,500
                 Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . .                9,948
                                                                                              ------
                           Total  . . . . . . . . . . . . . . . . . . . . . . .          $    40,000
                                                                                              ======


Item 15.         Indemnification of Directors and Officers.
                 ------------------------------------------

                 Ohio Revised Code Section 1701.13(E) (incorporated herein by reference as Exhibit 99.1) provides that a corporation may indemnify or agree to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, by reason of the fact that he or she is or was a Director, officer, employee or agent of the corporation, against expenses actually incurred by such person in connection with an action if he or she acted in good faith and in a manner not opposed to the best interests of the corporation.

                 Article VI of the Registrant's Amended Code of Regulations (incorporated herein by reference as Exhibit 99.2) provides for the indemnification of Directors and officers against certain liabilities.

                 The Registrant has purchased a Directors and Officers Liability Insurance Policy, which is filed as Exhibit 99.3 to the Registration Statement and is incorporated herein by reference thereto.

                 The Registrant has entered into Indemnification Agreements with each of its Directors and executive officers providing for additional indemnification protection beyond that provided by the Directors and Officers Liability Insurance Policy. A copy of the form of Indemnification Agreement is filed as Exhibit 99.4 to the Registration Statement and is incorporated herein by reference thereto. In the Indemnification Agreements, the Registrant has agreed, subject to certain exceptions, to indemnify and hold harmless the Director or executive officer to the maximum extent then authorized or permitted by the provisions of the Registrant's Amended Code of Regulations, the Ohio Revised Code, or by any amendment(s) thereto.


Item 16.         Exhibits.
                 ---------

                 See the Exhibit Index at page E-1 of this Registration
Statement.

Item 17.         Undertakings.
                 -------------

                 (1)      The undersigned Registrant hereby undertakes:

                          (a)     To file, during the period in which offers or
sales are being made, a post-effective amendment to this Registration
Statement:

                                    (i)    To include any prospectus required by
                                           Section 10(a)(3) of the Securities
                                           Act of 1933;

                                   (ii)    To reflect in the prospectus any
                                           facts or event arising after the
                                           effective date of the registration
                                           statement (or the most recent
                                           post-effective amendment thereof)
                                           which, individually or in the
                                           aggregate, represent a fundamental
                                           change in the information set forth
                                           in the registration statement;

                                  (iii)    To include any material information
                                           with respect to the plan of
                                           distribution not previously
                                           disclosed in the registration
                                           statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                          (b)     That, for the purpose of determining any
liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                          (c)     To remove from registration by means of a
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                 (2) The undersigned Registrant hereby undertakes that for the purpose of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted for Directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES
                                  ----------

                 PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE CITY OF CLEVELAND AND STATE OF OHIO, ON THE 31ST DAY OF JULY, 1995.

                                             RPM, Inc.



                                             By /s/ Thomas C. Sullivan
                                                -------------------------------
                                                Thomas C. Sullivan, Chairman of
                                                the Board of Directors and Chief
                                                Executive Officer


                               POWER OF ATTORNEY
                               -----------------

                 KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, constitutes and appoints Thomas C. Sullivan, James A. Karman, Paul A. Granzier and William A. Papenbrock, or any one of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution for him or her and his or her name, place and stead, in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with all Exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, or any one of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any one of them, or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

                 PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED AND ON THE 31ST DAY OF JULY, 1995.


       SIGNATURE                                      TITLE
       ---------                                      -----

/s/Thomas C. Sullivan                      Chairman of the Board of
- ----------------------------               Directors and Chief Executive
Thomas C. Sullivan                                  Officer (principal executive
                                                    officer)


/s/James A. Karman                         President, Chief Operating
- ----------------------------               Officer and a Director
James A. Karman


/s/Frank C. Sullivan                       Vice President and Chief Financial Officer
- ----------------------------               (principal financial officer)
Frank C. Sullivan


/s/Glenn R. Hasman                         Vice President, Administration
- ----------------------------               (principal accounting officer)
Glenn R. Hasman

       SIGNATURE                                      TITLE
       ---------                                      -----

/s/Max D. Amstutz                          Director
- ----------------------------


/s/Edward B. Brandon                       Director
- ----------------------------
Edward B. Brandon


/s/Lorrie Gustin                           Director
- ----------------------------
Lorrie Gustin


/s/Roy H. Holdt                            Director
- ----------------------------
Roy H. Holdt


/s/E. Bradley Jones                        Director
- ----------------------------
E. Bradley Jones


/s/Donald K. Miller                        Director
- ----------------------------
Donald K. Miller


/s/John H. Morris, Jr.                     Director
- ----------------------------
John H. Morris, Jr.


/s/Kevin O'Donnell                         Director
- ----------------------------
Kevin O'Donnell


/s/William A. Papenbrock                   Director
- ----------------------------
William A. Papenbrock


/s/Stephen Stranahan                       Director
- ----------------------------
Stephen Stranahan

                                   RPM, INC.

                                 EXHIBIT INDEX

EXHIBIT                                                                                               SEQUENTIAL
NUMBER                    DESCRIPTION OF DOCUMENT                                                     PAGE NUMBER
- -------                   -----------------------                                                     -----------
 4.1             Amended Articles of Incorporation, as amended, of the Registrant                             (A)

 4.1.1           Amendment to Articles of Incorporation, as filed with the Ohio                               (B)
                 Secretary of State on October 9, 1992

 4.2             Amended Code of Regulations of the Registrant                                                (C)

 4.3             Specimen Certificate of Common Shares, without par value, of the Registrant                  (D)

 4.4             Plan and Agreement of Merger, dated July 24, 1995 by and among the
                 Registrant, Narragansett/DSI Acquisition Co., Inc., ("NDSI") and the
                 securityholders of NDSI (without exhibits)                                                   (E)

 4.5             Specimen LYONs Certificate                                                                   (B)

 5.1             Opinion of Calfee, Halter & Griswold as to the validity of the shares being offered

23.1             Consent of Calfee, Halter & Griswold (included in Exhibit 5.1)

23.2             Consent of Ciulla Stephens & Co.

23.3             Consent of KPMG Peat Marwick LLP

23.4             Consent of KPMG Peat Marwick LLP

24.1             Power of Attorney                                                                            (F)

99.1             Ohio Revised Code Section  1701.13(E), pertaining to indemnification of Directors            (G)
                 and officers

99.2             Article VI of the Registrant's Amended Code of Regulations                                   (G)

99.3             Directors and Officers Liability Insurance Policy                                            (G)

99.4             Form of Indemnification Agreement between the Registrant and each                            (G)
                 of its Directors and executive officers

- ------------------------
(A) Incorporated herein by reference to the appropriate exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ending May 31, 1984 and the appropriate exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ending May 31, 1987.

(B) Incorporated herein by reference to the appropriate exhibit to the Registrant's Registration Statement on Form S-3 (Reg. No. 33-50868).

(C) Incorporated herein by reference to the appropriate exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ending May 31, 1988.

(D) Incorporated herein by reference to the appropriate exhibit to the Registrant's Registration Statement on Form S-3 (Reg. No. 33-39849).

(E) Incorporated herein by reference to the appropriate exhibit to the Registrant's Current Report on Form 8-K dated July 24, 1995.

(F)      Set forth on the signature pages to this Registration Statement.

(G) Incorporated herein by reference to the appropriate exhibit to the Registrant's Registration Statement on Form S-3 (Reg. No. 33-36396).

                                      E-2